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Exhibit 23.2

[Letterhead of Raymond Chabot Grant Thornton]

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 25, 2001 included in Shire Pharmaceuticals Group plc's Form 10-K/A for the year ended 31 December 2002, on our audits of the consolidated financial statements of BioChem Pharma Inc., prepared in United States of America dollars and in accordance with generally accepted accounting principles in the United States of America, as at December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998.

/s/ Raymond Chabot Grant Thornton

Raymond Chabot Grant Thornton
Chartered Accountants
General Partnership

Montreal, Canada
December 11, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS